                                                    EDISON INTERNATIONAL

                                                    AMENDED AND RESTATED
                                              AGREEMENT FOR THE ALLOCATION OF
                                            INCOME TAX LIABILITIES AND BENEFITS

                  This  amendment  is  entered  into as of  September  10,  1996 for the  purpose of  amending  and restating the Agreement for the Allocation of Income Tax  Liabilities  and Benefits dated July 1, 1988 and restated
May 1, 1995 (as so amended and  restated,  being  herein  referred  to as this  "Agreement"),  by and among  Edison
International,  a California corporation ("Parent"), and its wholly-owned subsidiaries,  Southern California Edison
Company  ("SCE")  and The  Mission  Group  ("Mission  Group"),  acting on their own  behalf  and on behalf of their
Subsidiaries  (SCE and Mission Group being herein referred to together as the  "Companies,"  and each separately as a "Company").

                                                          RECITALS

A.       Parent and/or the Companies  have  previously  filed and intend to continue to file  consolidated  federal income tax returns and combined state franchise or income tax returns.

B.       In Decision  84-05-036 (OII 24) the California  Public Utilities  Commission  ("CPUC") found the "separate return  method"  to be "the more  reasonable  basis for  calculating  test-year  income tax  expense"  for utility ratemaking purposes.

C.       The Companies  previously  entered into an agreement  for the  allocation  of income tax  liabilities  and benefits,  which  agreement  was  replaced by this  Agreement  as a result of a  corporate  reorganization wherein Parent became the common parent of the Companies.

D.       The parties  desire that the income tax  liabilities  and benefits of the Companies  and their  respective
         Subsidiaries  as  reflected  in or  resulting  from the filing of  consolidated  or  combined  tax returns continue  to be  allocated  and  apportioned  using  the  "separate  return  method"  as set forth in this
         Agreement.

E.       The parties desire that the "separate  return method"  continue to be used to further their desire that no cross-subsidizations arise between the utility and nonutility activities of the Consolidated Group.

                                                         AGREEMENT

                  NOW,  THEREFORE,  in  consideration  of the premises and of the mutual covenants herein contained and for other good and  valuable  consideration,  the receipt of which is hereby  acknowledged,  the parties  agree that this  Agreement  is amended in its  entirety  to read as  provided in the  heading  and  recitals  hereto,  as provided in this paragraph, and as follows:

1.       Definitions.  The following terms as used herein shall have the meanings set forth below:

         1.1      "Consolidated  Group" means the affiliated  group of  corporations  of which Parent is the common parent  (and of which SCE was the common  parent  prior to July 1, 1988) and which duly elects to file a Consolidated Return.

         1.2      "Consolidated  Return" means a federal  income tax return filed with respect to the  Consolidated
                  Group  pursuant to Section 1501 of the Internal  Revenue Code and/or a state  franchise or income tax return or report  filed  with  respect  to the  Consolidated  Group  pursuant  to  applicable sections of any state tax code.

         1.3      "Net Losses" has the meaning assigned to that term pursuant to Section 3 below.

         1.4      "Separate  Return"  means a  separate  federal  income  tax  return  that is  computed  with  the modifications listed in Treasury Regulation
                  1.1552-1(a)(2)(ii)  or a state  franchise  or income tax return  that is  computed  with  similar modifications corresponding to applicable state law.

         1.5      "Separate Tax Benefit" has the meaning assigned to that term pursuant to Section 3 below.

         1.6      "Separate Tax Liability" has the meaning assigned to that term pursuant to Section 2 below.

         1.7      "Subsidiary" and "Subsidiaries" mean, respectively,  a corporation or corporations,  the majority of whose voting stock or other controlling  ownership interest is owned,  directly or indirectly, by SCE or Mission  Group,  as the case may be, and which is  included  in a  Consolidated  Return filed by the Consolidated Group.

2.       Separate Tax  Liability. For each taxable period ending on or after December 31, 1986, with respect to which Parent files, or  reasonably  anticipates  that it will  file,  a  Consolidated  Return  with the
         Companies, Parent shall determine the amount

         of federal  income tax and state  franchise or income tax that each of the Companies and each of their respective
         Subsidiaries  would have paid (if any) if each of the Companies and each of their respective  Subsidiaries had filed Separate  Returns for such taxable period (such amount being called herein,  with respect to any person,  a "Separate Tax  Liability").  Each of the Companies  shall pay to Parent the amount by which (a)
         the aggregate of the Separate Tax Liability of such Company,  if it has a Separate Tax Liability,  and the
         Separate Tax  Liability of each of its  Subsidiaries  which has a Separate Tax  Liability  exceeds (b) the aggregate  of the  Separate  Tax  Benefit of such  Company,  if it has a  Separate  Tax  Benefit,  and the
         Separate Tax Benefit of each of its  Subsidiaries  which has a Separate Tax  Benefit.  Such payment  shall be made in the manner provided in Section 4 below.

3.       Separate  Tax  Benefits.  For each  taxable  period  ending on or after  December 31, 1986 with respect to which  Parent  files,  or  reasonably  anticipates  that it will  file,  a  Consolidated  Return  with the
         Companies,  Parent shall  determine  the amount of net  operating  losses,  net capital  losses or credits against  tax in excess of the  amounts  of such  losses or  credits  that may be  utilized  to reduce  the
         Separate Tax Liability (such amounts being called herein,  with respect to any person,  "Net Losses") with respect to each of the Companies and each of their  respective  Subsidiaries.  With respect to each of the
         Companies  which has Net Losses for any taxable  period and each  Subsidiary  which has Net Losses for any taxable period,  Parent shall calculate the increase in the tax liability of the Consolidated  Group which would  arise if the Net  Losses of each such  member of the  Consolidated  Group  were  excluded  from the
         Consolidated  Return for such taxable period (such amount being called  herein,  with respect to each such person,  a "Separate Tax  Benefit").  If, for any such taxable  period,  (a) the aggregate of the Separate
         Tax Benefit of a Company,  if it has a Separate Tax  Benefit,  and the Separate Tax Benefit of each of its
         Subsidiaries  which has a Separate Tax Benefit  exceeds (b) the  aggregate  of the Separate Tax  Liability of such  Company,  if it has a Separate  Tax  Liability,  and the  Separate  Tax  Liability of each of its
         Subsidiaries  which has a Separate  Tax  Liability,  Parent  shall pay to such  Company an amount equal to such  excess.  Such  payment  shall be made in the manner  provided  in Section 4 below.  If more than one member of the  Consolidated  Group  has a Net Loss and any  portion  of the  aggregate  Net  Losses of the
         Companies  and their  Subsidiaries  is not used to reduce  the income tax  liability  of the  Consolidated
         Group for the taxable  period,  the amount of the payments to be made to Mission Group shall be determined after the Net Losses of SCE and each of its  Subsidiaries  that is subject to  regulation by the CPUC have been fully utilized,  but before any  utilization of or credit for the Net Losses of any other  subsidiary of Parent other than SCE and its such regulated Subsidiaries and Mission Group and its Subsidiaries.

4.       Payments.  The Companies  shall provide  Parent  monthly,  or upon demand as necessary,  with all relevant information  necessary for Parent to, and Parent shall,  calculate the periodic estimated tax installments on a Consolidated Return

         basis.  Each Company's  share,  if any, of each such  installment,  or of the amounts payable to it with respect to the  Separate  Tax  Benefits,  if any,  of such  Company  and its  Subsidiaries,  shall be  calculated  in accordance  with  Sections  2 and 3,  above.  Such  calculations  shall  be made  by  Parent  in its  sole discretion  but shall be  consistent  with  elections  made by Parent under the Internal  Revenue Code and applicable state tax codes and this Agreement.

         Parent  shall  invoice  each  Company  for  its  share  of  federal  and  state  quarterly  estimated  tax installments  as soon as it is practically  possible prior to the date of any  installment  payment.  Each
         Company shall pay Parent such  quarterly tax liability or receive  payment for any amount due such Company on the date Parent remits any installment payment to the appropriate taxing authority.

5.       Reconciliation  of Tax Liability.  Parent shall  reconcile the federal and state  quarterly  estimated tax installments  against the Separate Tax  Liabilities  and the  Separate Tax Benefits  attributable  to each
         Company  and its  Subsidiaries  resulting  from the  filing  of the  Consolidated  Returns.  Parent  shall invoice each Company and each Company shall pay to Parent any  additional  tax  liability  due, or receive payment  from  Parent  for any  overpayment,  based  upon such  reconciliation  within  90 days  after the
         Consolidated Returns are filed.

6.       Adjustments to Tax Liability.  If any adjustments are made to the income,  gains, losses,  deductions,  or credits  pertaining  to the  Companies or their  respective  Subsidiaries,  as reported in a  Consolidated
         Return,  by reason of the filing of any amended return or claim for refund,  or arising out of an audit of such  Consolidated  Return by the Internal Revenue Service or applicable state agency,  then the aggregate
         Separate Tax Liabilities or aggregate  Separate Tax Benefits,  as the case may be, of each Company and its
         Subsidiaries  shall be  redetermined  to give effect to any such adjustment as if it had been made as part of the filed  Consolidated  Return.  If any  interest or penalty is to be paid or  interest  received as a result of a tax deficiency or refund,  such interest or penalty shall be allocated in accordance  with the item(s)  giving rise to such  interest or penalty.  Either  Parent or the Company  affected may contest or cause to be  contested  any  adjustments  to income,  gains,  losses,  deductions,  credits or interest or penalty  assessments  and the  reasonable  costs  incurred in contesting  such  adjustments or assessments shall be  allocated  upon such  basis as is  mutually  agreed to by Parent  and the  Company  affected  in advance of such  contest.  If, as a result of such  redetermination,  any  amounts due to Parent or either of the Companies  under this  Agreement,  as the case may be, shall exceed the amounts  previously paid to such party,  then payment of such excess shall be made by the  appropriate  party,  as the case may be, on the  earliest  date on which (i)  Parent  shall  pay,  or be deemed to have  paid,  any  additional  taxes resulting from any such  adjustment,  (ii) Parent shall receive,  or be deemed to have received,  a refund of taxes  resulting  from any such  adjustment or (iii) such  adjustment  shall become final;  any payment between  Parent and a Company  pursuant to (i) or (ii) above,  however,  shall not become  final until the adjustment

         with respect to which the  redetermination  was made becomes  final.  For purposes of this Section 6, an adjustment shall become final at the time of the  expiration of the applicable  statute of  limitations  with respect to the taxable  period to which such  adjustment  relates,  or, if such  adjustment was made pursuant to a decision of a court, at the time such decision shall become final.

7.       Carryovers  and  Carryback.  If, for any taxable  period  ending on or after  December 31, 1986, a Company and its Subsidiaries  have aggregate Net Losses which,  under the applicable tax codes may be carried over or carried  back to any taxable  period in which  Parent or SCE filed,  or Parent  reasonably  anticipates that it will file, a Consolidated  Return which includes such Company,  and such aggregate Net Losses give rise to a reduction  in the tax  liability  of the  Consolidated  Group that would not have arisen if such
         Company and its  Subsidiaries  were  excluded  from the  Consolidated  Group for any such taxable  period,
         Parent  shall pay to such  Company an amount  equal to the actual  reduction  in the tax  liability of the
         Consolidated  Group for the taxable  period to which such  aggregate  Net Losses may be carried,  which is attributable  to such  carryover or  carryback.  Payment of such amount shall be made by Parent (i) in the case of a  carryover,  on or before the later of (a) the  15th day of the third month after the end of the taxable period with respect to which the tax liability of the  Consolidated  Group was reduced and (b) the date on which such  reduction  in tax  liability is finally  determined,  which shall be not later than 90 days  after  the  Consolidated  Return  for  such  taxable  period  is  filed,  and  (ii) in the case of a carryback,  when the Consolidated Group shall receive,  or be deemed to receive,  the refund  attributable to such  carryback.  If more than one member of the  Consolidated  Group has a carryover or carryback of a
         Net Loss to a taxable  period and any portion of the  carryovers  or  carrybacks is not used to reduce the tax liability of the  Consolidated  Group for that taxable  period,  the amount of the payments to be made to Mission Group  pursuant to this Section 7 shall be  determined  after the Net Losses of SCE and each of its  Subsidiaries  that is subject to  regulation  by the CPUC have been  fully  utilized,  but before any utilization  of or credit  for the Net  Losses of any other  subsidiary  of Parent  other than SCE and its such regulated Subsidiaries and Mission Group and its Subsidiaries.

8.       Miscellaneous.

         8.1      Consents,  Waiver,  etc.  Parent,  SCE and  Mission  Group each  agree to  execute  and file such consents,  waivers and other  documents  as may be  necessary  to effect the  provisions  of this
                  Agreement.

         8.2      Verification of  Computation.  Parent,  Mission Group and SCE shall each provide  promptly to the other parties copies of the  computations  of all amounts payable under this Agreement and access to all records, work papers, or other documents necessary to verify such computations.

         8.3      Tax  Allocation  Method  Elected  Under  Treasury  Regulations  or  Imposed by State  Statutes,
                  Regulations or Policies.  The respective  obligations of the parties  hereunder in respect of any period for which Parent files a federal  Consolidated  Return  and/or state  Consolidated  Return shall be  determined  in  accordance  with the  provisions  of this  Agreement  regardless of the
                  actual  method  for  allocation  of  federal  income  tax   liabilities   specified  in  Treasury
                  Regulations  Section  1.1552-1(a)  and Section  1.1502-33(d)(2)  elected,  or deemed to have been elected,  by the  Consolidated  Group,  and/or  the  allocation  of  state  income/franchise  tax liabilities imposed by state statutes, regulations or policies, respectively, for such period.

         8.4      Successors  and  Beneficiaries.  This  Agreement  may not be assigned,  pledged,  transferred  or hypothecated  by any party without the express  written  consent of the other parties;  provided, that,  without obtaining such consent,  this Agreement may be assigned,  pledged,  transferred or hypothecated by either party as security for its obligations to any third party.

         8.5      Termination.  This  Agreement  shall  be  applicable  to all  taxable  periods  ended on or after
                  December  31,  1986 and prior to  termination  of this  Agreement  by  written  agreement  of the parties.  Notwithstanding  termination of this  Agreement,  its provisions  will remain in effect with  respect to any period of time during the taxable year in which the  termination  occurs for which the  income  or loss of the  Companies  and  their  Subsidiaries  must be  included  in the
                  Consolidated  Return of Parent.  In  addition,  such  termination  shall not relieve any party of any obligation arising hereunder with respect to taxable periods covered by this Agreement.

         8.6      Effect  on Prior  Agreement.  This  Agreement  replaces  and  supersedes  the  Agreement  for the
                  Allocation  of Income Tax  Liabilities  and  Benefits  dated  November  1, 1987,  between SCE and
                  Mission  Group (the "Prior  Agreement")  in the following  manner,  effective  July 1, 1988:  (a)
                  Parent assumes all of SCE's  obligations to Mission Group under the Prior Agreement,  (b) Mission
                  Group  shall pay to Parent all amounts  which  Mission  Group was or would have been  required to pay to SCE under the Prior  Agreement  and which remain  unpaid on, or arise  after,  the date of this  Agreement,  and (c) SCE shall pay to Parent,  or Parent  shall pay to SCE,  as the case may be, any amounts arising from  reconciliations  or adjustments under Sections 5 and 6 of the Prior
                  Agreement and this Agreement.

         8.7      Governing  Law. This  Agreement  shall be governed by and  construed in accordance  with the laws of the State of California.

         8.8      Additional  Companies.  Any other wholly-owned first tier Edison International  subsidiary may be added to this  Agreement  as an  additional  Company at any time by  addendum  executed by Edison
                  International  and the  subsidiary.  The addendum must provide such  subsidiary  will be bound by the terms of the  Agreement.  Edison  International  shall  provide a copy of the addendum to the
                  Companies.

                  IN WITNESS  WHEREOF,  the parties  have  executed  this  Agreement by their  respective  officers thereunto duly authorized as of the date first above written.

         EDISON INTERNATIONAL

         By       /s/ Alan J. Fohrer
           ------------------------------------------------------------
                  Alan J. Fohrer
                  Executive Vice President, Treasurer and
                  Chief Financial Officer

         SOUTHERN CALIFORNIA EDISON COMPANY

         By       /s/ R. K. Bushey
           ------------------------------------------------------------
                  R. K. Bushey
                  Vice President and Controller

         THE MISSION GROUP

         By       /s/ Alan J. Fohrer
           ------------------------------------------------------------
                  Alan J. Fohrer
                  Office of the President